Exhibit 99.1

The Board of Directors Laprolan B.V.:

Independent Auditors’ Report

We have audited the accompanying balance sheets of Laprolan B.V. as of December 31, 2010 and 2009 and January 1, 2009 and the related statements of earnings, comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laprolan B.V. as of December 31, 2010 and 2009 and January 1, 2009, and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/S/ KPMG Accountants N.V.

Amstelveen, the Netherlands
June 23, 2011

STATEMENTS OF EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

In euros unless otherwise stated

	Notes	2010	2009

Revenue		8,194,894	9,253,930
Cost of goods sold		3,484,540	4,136,785
Distribution costs		462,335	471,865
Personnel costs	(6)	1,200,875	1,425,286
Travel expenses		203,346	240,425
Depreciation and amortisation	(7)	127,472	101,638
Accommodation costs		44,474	66,344
Quality control costs		—	507
Production and warehouse costs		22,353	5,010
General overheads	(8)	156,717	195,096
Other expenses		9,670	8,988

Result from operating activities		2,483,112	2,601,986

Net financing income/(expenses)	(9)	2,530	(32,960)

Profit before taxation		2,485,642	2,569,026

Tax on profits	(10)	620,848	659,092
Profit for the financial year		1,864,794	1,909,934

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010 Total	2009 Total
Profit for the financial year	1,864,794	1,909,934

Other comprehensive income:	—	—

Total comprehensive income for the financial year	1,864,794	1,909,934

The accompanying notes are an integral part of these financial statements.

BALANCE SHEETS

AS OF DECEMBER 31, 2010 AND 2009 AND JANUARY 1, 2009

	Notes	31 December 2010	31 December 2009	1 January 2009
ASSETS
Non-current assets

Sales and distribution rights	(13)	476,321	—	—
Deferred tax Assets	(15)	2,951	1,959	1,344
Land and buildings	(14)	926,450	986,006	1,045,562
Other	(14)	105,289	131,887	150,063

Total Non-current assets		1,511,011	1,119,852	1,196,969

Current assets
Inventories
Inventories	(16)	1,247,045	1,328,022	979,311
		1,247,045	1,328,022	979,311

Trade and other receivables
Trade receivables	(17)	976,556	983,226	1,371,192
Receivables from group companies	(21)	135,753	—	2,588,410
Other receivables	(17)	78,245	89,761	97,757
		1,190,554	1,072,987	4,057,359

Cash and cash equivalents	(18)	41,890	51,165	9,722

Total current assets		2,479,489	2,452,174	5,046,392

Total Assets		3,990,500	3,572,026	6,243,361

EQUITY AND LIABILITIES
Paid-in and called-up share capital	(19)	18,151	18,151	18,151
Retained earnings	(19)	1,356,657	54,028	3,264,407
Profit for the financial year	(19)	1,864,794	1,909.934	2,147,313
		3,239,602	1,982,113	5,429,871

Non-current liabilities
Employee benefits	(20)	3,983	7,681	5,271
Deferred tax liabilities	(15)	141,772	163,086	183,616

Total non-current liabilities		145,755	170,767	188,887

Current liabilities
Debts to group companies	(21)	—	887,700
Trade payables		297,052	156,565	211,863
Taxes payable	(22)	26,981	30,012	35,943
Other payables	(23)	281,110	344,869	376,797

Total current liabilities		605,143	1,419,146	624,603

Total Equity and liabilities		3,990,500	3,572,026	6,243,361

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	Paid-in and called-up share capital *)	Retained earnings	Profit for the financial year	Total

Balance at 1 January 2009	18,151	3,264,407	2,147,313	5,429,871

Total comprehensive income for the financial year
Profit for 2009 financial year	—	—	1,909,934	1,909,934
Other comprehensive income	—	—	—	—
Appropriation of 2008 result	—	2,147,313	(2,147,313)	—

Total comprehensive income for the financial year	—	2,147,313	(237,379)	1,909,934

Contributions by and distributions to owners

Dividend 2009	—	(5,411,720)	—	(5,411,720)
Cost of share ownership plan 2009	—	54,028	—	54,028

Total contributions by and distributions to owners	—	(5,357,692)	—	(5,357,692)

Balance at 31 December 2009	18,151	54,028	1,909,934	1,982,113

Total comprehensive income for the financial year
Profit for 2010 financial year	—	—	1,864,794	1,864,794
Other comprehensive income	—	—	—	—
Appropriation of 2009 result	—	1,909,934	(1,909,934)	—

Total comprehensive income for the financial year	—	1,909,934	(45,140)	1,864,794

Contributions by and distributions to owners
Dividend 2010	—	(607,305)	—	(607,305)

Total contributions by and distributions to owners	—	(607,305)	—	(607,305)

Balance at 31 December 2010	18,151	1,356,657	1,864,794	3,239,602

The accompanying notes are an integral part of these financial statements.

*)	including € 151 share premium

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

Cash flow from operating activities
Receipts from customers	8,800,643	10,267,770
Payments to suppliers and employees	(6,013,076)	(7,553,616)
Net cash flow from business operations 1) )	2,787,567	2,714,154

Interest received	47	194
Interest paid	(16)	(285)
Net cash flow from other operating activities	32	(90)
Net cash flow from operating activities	2,787,598	2,714,064

Cash flow from investing activities
Investments in intangible assets	(500,000)	—
Investments in property, plant and equipment	(17,639)	(23,907)
Net cash flow used in investing activities	(517,639)	(23,907)

Cash flow from financing activities
Movements current account holding 2)	(2,279,234)	(2,648,715)

Net cash flow from financing activities	(2,279,234)	(2,648,715)

Net increase/decrease in cash and cash equivalents	(9,275)	41,443
Cash and cash equivalents at 1 January	51,165	9,722

Cash and cash equivalents at 31 December	41,890	51,165

1)	A further explanation of the net cash flow from business operations is accounted for under note 25.
2)	A further explanation of the movements current account holding is accounted for under note 21.

The accompanying notes are an integral part of these financial statements.

Notes to financial statements

1	GENERAL

Laprolan B.V. (hereinafter referred to as the ‘Company’) is established in Beuningen, the Netherlands. The Company is engaged in the marketing, sale and distribution of medical aids and medical and nursing consumer goods.

Until 31 December 2010, Laprolan B.V. was a subsidiary of Fornix BioSciences N.V., listed on the Euronext Amsterdam (AFORBI). As from 1 January 2011, Laprolan B.V. is a subsidiary of the listed company Rochester Medical Corporation Ltd.

These stand alone financial statements were prepared by the Management of Laprolan B.V. and serve no other purposes than to meet the regulatory requirements of Rochester Medical Corporation in the United States of America.

These financial statements have been authorised for issue on 23 June 2011 by the board of Laprolan B.V.

2	STATEMENT OF COMPLIANCE

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB).

3	BASIS OF PREPARATION

The financial statements are presented in euros, unless stated otherwise. The financial statements are prepared on the basis of historic cost unless stated otherwise in the notes below. Income and expenses are allocated to the period to which they belong. The accounting policies set out below have been applied consistently to all periods presented in these financial statements. As these stand alone financial statements are the first prepared in accordance with IFRS, the provisions in respect of First Time Adoption have been applied. The primary effect of this is the inclusion of the 2009 opening balance sheet to the first period presented in these financial statements.

As further disclosed in notes 10 and 11, these financial statements have been prepared in line with the economic reality of the company in the years 2009 and 2010. As a result, not all overhead charges have been allocated to and recorded in the statements of earnings and tax has been calculated on a stand alone basis.

4	USE OF ESTIMATES AND JUDGEMENTS

The preparation of financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported values of assets, liabilities and of income and expenses. The actual outcomes may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised and in any future periods affected. The most important financial statements item containing estimates are the fixed assets, in relation to the depreciation terms and impairment assessments.

5	PRINCIPLES FOR VALUATION AND DETERMINATION OF RESULT

a	Foreign currencies

Transactions denominated in foreign currencies are translated into euros at exchange rates that represent a reasonable estimate of the rates applying at the time of the transaction. Accounts receivable and debts in foreign currencies as at the balance sheet date are translated into euros at the applicable rate on that date. Exchange differences resulting from translation are taken to the income statement.

b	Intangible assets

Sales and distribution rights

Sales and distribution rights are stated at cost, less accumulated amortisation (see below) and impairment (see principle g).

Expenses after first-time inclusion

Expenses incurred after first-time inclusion of capitalised intangible assets are only capitalised if these increase the future economic benefits contained in the particular asset to which they relate. All other expenses are charged to the income statement when they are incurred.

Amortisation

Amortisation is charged to the income statement on a straight-line basis over the estimated useful life of the intangible assets, unless this useful life is indefinite. A systematic impairment test is carried out every year on intangible assets with an indefinite useful life. Amortisation of the other intangible assets starts as soon as the assets are ready for use.

The following annual rate of amortisation is applied:

%
Sales and distribution rights	14 2/7

c	Property, plant and equipment

Owned assets

Property, plant and equipment (in ownership) are stated at cost, less accumulated depreciation and impairment (see principle g). When parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

Costs after first-time inclusion

Laprolan B.V. includes the cost of replacing part of property, plant and equipment in the book value of that asset when these costs are incurred if it is likely that the future economic benefits of the asset in question will accrue to Laprolan B.V., and if the cost of the asset can be reliably determined. All other costs are charged to the income statement when they are incurred.

Depreciation

Depreciation is recognised in the income statement on a straight-line basis over the estimated useful life of each part of an item of property, plant and equipment. The residual value is assessed every year.

The following annual rates of depreciation are applied:

%
Buildings	4
Other plant and equipment	14 2/7 - 20

Land is not depreciated.

d	Inventories

Inventory of goods for resale

The inventory of goods for resale is stated at the lower of cost or net realisable value as at the balance sheet date. Cost includes expenses incurred in acquiring the inventories and bringing them to the current location in their current condition. Net realisable value is the estimated selling price in the context of normal business activities, less the estimated distribution costs.

e	Trade and other receivables

The trade and other receivables are stated at amortised cost less impairment losses.

f	Cash and cash equivalents

Cash and cash equivalents comprise cash funds, bank credits and other cash on call in the form of deposits.

g	Impairment

The book value of Laprolan B.V.’s assets, excluding the deferred tax receivables and inventories (see principle d), is re-assessed as at the balance sheet date every year to ascertain whether there are indications of impairment. In the event of any indication of impairment, an estimate is made of the recoverable amount of the asset in question.

An impairment loss is recognised if the book value of an asset, or the cash-generating unit to which the asset belongs, exceeds the recoverable amount. Impairment losses are taken to the income statement as depreciation and amortisation.

Impairment losses in connection with cash-generating units are first deducted from the book value of any goodwill allocated to cash-generating units and then deducted proportionally from the book value of the other assets of the unit.

Calculation of the recoverable amount

The recoverable amount of the assets is equal to the higher of the realisable value less selling cost and the going-concern value. When determining the going-concern value, the present value of the future cash flows is calculated using a discount rate before tax, which reflects both the current market assessment of the time value of money and the specific risks associated with the asset. The recoverable amount of an asset that does not generate cash flows or cash flows that are largely independent of those of other assets is determined for the cash-generating unit to which that asset belongs.

Reversal of impairment write-downs

An impairment loss on assets, other than goodwill impairments, is reversed if the estimates used to determine the original impairment improved. An impairment loss is only reversed insofar as the book value of the asset does not exceed the book value after depreciation that would have been calculated if no impairment loss had been recognised.

h	Shareholders’ equity

When shares recognised as shareholders’ equity are purchased, the amount paid, including directly attributable costs, is recognised as a change in shareholders’ equity. Dividends are recorded as a liability in the period in which they are declared.

i	Employee benefits

Laprolan B.V. participates in group defined benefit and defined contribution pension plans. The charges recorded in the statements of earnings of Laprolan B.V. are based on the recharge of the contribution by the parent company. This recharge is based on the proportionate share of Laprolan B.V. in the group pension contribution. The balance sheet of Laprolan B.V. does not contain a separate pension position. This is recorded at the level of the parent only.

Long-term employee benefits

Laprolan net commitment arising from long-term employee benefits other than pension schemes represents the future benefits that employees have earned for their services during the period under review or prior periods. The commitment is discounted at the fair market interest rate.

Short-term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are recognised as the related service is provided.

A provision is recognised for the amount expected to be paid under a short-term cash bonus or profit-sharing plans if Laprolan B.V. has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligations can be estimated reliably.

j	Provisions

A provision is formed in the balance sheet if Laprolan B.V. has a legally enforceable or a constructive obligation arising from an event in the past, that can be estimated reliably, the settlement of which is likely to require an outflow of assets.

If its effect is material, provisions are calculated by discounting the future cash flows using a pre-tax discount rate which reflects the current market assessment of the time value of the money and, where necessary, the specific risks associated with the obligation.

k	Trade payables

Trade debts and other payables are stated at amortised cost.

l	Revenue

Revenue represents the total charged to third parties for goods and services supplied during the financial year, less value added tax and discounts.

Sale of goods

Proceeds from the sale of goods are recognised in the income statement when the majority of risks and benefits of ownership have been transferred to the buyer. No revenue is recognised if there are significant uncertainties about collecting the payments due, the associated costs or possible returns of goods, or in the event of an ongoing interest in the goods.

m	Tax on profits

Laprolan B.V. is part of a fiscal unity with Fornix BioSciences N.V. for corporate income tax and VAT purposes. Taxes on profits are recorded in the financial statements of Laprolan B.V. as if Laprolan B.V. were liable for taxes on a stand alone basis.

Tax on the profits or losses for the reported period includes taxes due on profits for the period under review, losses carried forward and back and deferred taxes on profits. Tax on profits is recognised in the income statement, except insofar as it concerns items stated directly in shareholders’ equity, in which case the tax is also taken to the shareholders’ equity.

The taxes due on profits for the period under review and losses carried forward and back is the tax expected to be paid on taxable profit for the period under review, calculated at the tax rates applicable at balance sheet date and adjustments to tax due for prior years.

The provision for deferred tax liabilities is formed in accordance with the balance sheet liability method, with a provision being formed for timing differences between the book value of assets and liabilities for financial reporting purposes and the book value of the items for tax purposes. No provision is formed for the following temporary differences: fiscal non-deductible goodwill, the first inclusion of assets or liabilities that affect neither the commercial nor the tax profit, and differences in connection with investments in subsidiaries, which are unlikely to be sold in the near future.

The level of the provisions for deferred tax liabilities is based on the method according to which the book value of the assets and liabilities is expected to be realised or settled, using the tax rates prevailing at balance sheet date, or which have already been materially agreed as at balance sheet date.

Deferred tax receivables are only recognised insofar as it is likely that taxable profits will be available in the future to be used towards realising the asset item. The amount of the deferred tax receivables is reduced if it is no longer likely that the corresponding tax benefit will be realised.

n	New standards and interpretations not yet adopted

A number of new standards, amendments to standards and interpretations which are of influence to Laprolan B.V., are not yet effective for the year ended 31 December 2010. None of these standards is expected to have a significant impact on the financial statements.

o	Cash flow statement

The cash flow statement has been compiled using the direct method in which a distinction is made between cash flows from operating, investing and financing activities. Cash funds and bank credits are designated as cash and cash equivalents. Cash flows in foreign currency are translated at average exchange rates for the year under review.

6	WORKFORCE AND WAGE COSTS

During the 2010 financial year, the average workforce of the Laprolan was 22.3 FTEs (2009: 23.4 FTEs).

The personnel costs can be broken down as follows:

	2010	2009

Gross salaries	733,462	1,071,836
Social security charges	121,431	136,710
Pension contribution to the parent for group pension plans	76,789	58,664
Income share ownership plan	—	54.028
Temporary employees	219,352	51,708
Other personnel costs	49,840	52,340

	1,200,875	1,425,286

The decrease of Gross salaries is mainly attributable to the General manager. In 2009 the General Manager was on the payroll (Gross salaries). A termination fee for the General manager was recognised in 2009 for an amount of 140,000. In 2010 the costs for the new General Manager are recognized under the Temporary employee costs.

Share ownership plan

During 2009, two share ownership plans existed at the level of Fornix BioSciences N.V. (share ownership plan of 2005 with respect to all employees, including senior management as well as the share owner ship plan 2009 that only relates to the senior management). Laprolan B.V.’s proportionate share in the costs of that plan in 2009, amounting to EUR 54,028, have been recorded as an expense against other comprehensive income, in line with IFRS requirements.

During 2010 the share ownership plans that existed at the level of Fornix BioSciences N.V. (have been terminated and replaced by a compensation scheme. Under the compensation scheme, employees are entitled to a cash consideration equal to the maximum numbers of shares (yet) to issue to employees in the capital relating to Fornix BioSciences N.V. according to the share owner ship plans, multiplied by the value of those shares. For this purpose, the value of these shares has been set at € 7 a share. The allocated expenses from the termination of the 2005 and 2009 plan amounts to EUR 27,636 and has been recorded as an expense in the 2010 Gross salaries. Of this amount, EUR 17,899 is payable in 2011.

Details of Laprolan B.V.’s share in the 2005 and 2009 group equity compensation plans are as follows:

Employees

Pursuant to the share ownership plan that came into force in August 2005 and has ended in 2008, the following conditional shares were offered to the employees of Laprolan B.V.:

Year of offer	Fornix share price in euro	Number of shares as at 1 January 2009	Expired shares	Delivered shares	To offset shares	Number of shares as at 31 December 2009

2006	23.00	2,945	—	2,945	—	—
2007	19.42	2,153	762	—	—	1,391
2008	9.28	8,196	2,193	—	—	6,003

		13,294	2,955	2,945	—	7,394

Year of offer	Fornix share price in euro	Number of shares as at 1 January 2010	Expired shares	Delivered shares	To offset shares	Number of shares as at 31 December 2010

2007	19.42	1,391		—	1,391	—
2008	9.28	6,003	3,446	—	2,557	—

		7,394	3,446	—	3,948	—

Senior management

Breakdown of ‘movements in the stock plan that came into force in 2009 for senior management of Laprolan B.V. (period 2009-2013) and has ended by 30 June 2010.

Year of offer	Fomix share price in euro	Number of shares as at 1 January 2009	Awarded shares	Expired shares	Delivered shares	Number of shares as at 31 December 2009

2009	7.48	—	8,838	—	—	8,838

Year of offer	Fomix share price in euro	Number of shares as at 1 January 2010	Awarded shares	Expired shares	Delivered shares	Number of shares as at 31 December 2010

2009	7.48	8,838	—	8,838	—	—

Pension expenses

Laprolan B.V. contributes to a defined-benefit scheme at the level of Fornix BioSciences N.V. that provides for pension benefits for employees upon retirement. In addition, there are group and individual defined-contribution pension schemes. The defined-benefit schemes are fully reinsured.

When determining the annual costs, account is taken of the nature of the scheme that provides for indexation of the pension commitments insofar as the income from the separate investment pools exceeds the actuarially required interest and there is surplus interest.

The parent company recharges pension charges to Laprolan B.V. on the basis of their proportionate share in Fornix BioSciences’ pension costs. For 2010 this amounted to € 74,787 (2009: € 39,112)

The table below presents the details on the movements of the Fornix BioSciences group pension plan.

Pension commitment/asset	Present value of pension obligations	Fair value of the fund investments	Present value of net commitment	Cumulative unrecognised actuarial gains and losses	Total recognised pension commitment/ asset
Balance at 1 January 2009	(1,720,000)	1,608,000	(112,000)	132,000	20,000
Costs stated in the income statement	(363,0000)	100,000	(263,000)	—	(263,000)
Contributions paid	—	332,000	332,000	—	332,000
Payments	1,000	(1,000)	—	—	—
Actuarial gains and losses	(421,0000)	(489,000)	(68,000)	68,000	—

Balance at 31 December 2009	(1,661,000)	1,550,000	(111,000)	200,000	89,000
Costs stated in the income statement	(210,000)	73,000	(137,000)	—	(137,000)
Contributions paid	—	359,000	359,000	—	359,000
Payments	—	—	—	—	—
Actuarial gains and losses	(333,000)	82,000	(251,000)	248,000	(3,000)
Settlements *1)	1,330,000	(1,220,000)	110,000	(330,000)	(220,000)
	(874,000)	844,000	(30,000)	118,000	88,000

Less: depreciation holding pension asset					(96,000)
Less: liabilities held for sale					8,000

Balance at 31 December 2010					—

Costs recognised in the Fornix BioSciences income statement	2010	2009

Current service costs	126,000	252,000
Interest on commitments	84,000	111,000
Expected income from fund investments	(73,000)	(100,000)
Actuarial gains and losses	4,000	—

Subtotal	141,000	263,000

Administration costs	19,000	18,000

Total	160,000	281,000

*1)	Settlement arises from the sale of the allergy division and the transfer of pension commitment to the purchasing party.

The employee contribution derived from the defined-benefit scheme amounts to € 60,000. (2009: € 105,000.

Main actuarial assumptions as at balance sheet date	2010	2009

Discount rate at 31 December	5.3%	6.2%
Expected return on fund investments as at 31 December	5.3%	6.2%
Future salary increases	1.5%	1.5%
Future pension increases	1.5%	1.5%

The calculation of the pension commitments also takes account of individual increases in salary. The actual return on investments for the year 2010 is € 154,000 positive (2009: € 389,000 negative).

Historical Information	2010	2009	2008	2007	2006

Present value of the defined benefit obligation (DB)	(874,000)	(1,661,000)	(1,720,000)	(1,280,000)	(1,597,000)
Fair value of plan assets	844,000	1,550,000	1,608,000	1,449,000	1,428,000
Present value of the net liabilities	(30,000)	(111,000)	(112,000)	169,000	(169,000)
Cumulative unrecognised results	(118,000)	(200,000)	(132,000)	323,000	149,000
Experience adjustments arising on plan liabilities	103,000	119,000	(29,000)	6,000	265,000
Experience adjustments arising on plan assets	322,000	221,000	415,000	(212,000)	(288,000)

The Group expects to pay € 1,000 in contributions to defined-benefit plans in 2011 (2010: 131,000).

7	DEPRECIATION AND AMORTISATION

Depreciation and amortisation include no significant book profit on divestments.

8	GENERAL OVERHEADS

	2010	2009

Communication costs	32,177	34,700
Insurance costs	29,873	27,105
Equipment costs	14,970	19,031
Automation costs	39,672	64,399
Subscription/fees	15,173	8,055
Consultancy costs	7,016	24,907
Other	17,836	16,899

	156,717	195,096

9	NET FINANCING INCOME (EXPENSES)

Net financing income/expenses comprise the following:

Interest charges on bank accounts	(16)	(285)
Interest income on bank accounts	47	194
Interest on current account with the parent company	2,499	(32,869)

Total net financing income/expenses	2,530	(32,960)

Financing interest (charged from holding company).

Interest is calculated on average overdraft account of the intercompany relationship with the parent company. The average interest rate was 1.76% (2009: 2.23%).

10	TAX ON PROFITS

Until 31 December 2010, Laprolan B.V. was part of the fiscal unity of Fornix BioSciences N.V. for corporate income tax and VAT purposes. The corporation tax charge is calculated and paid at consolidated level. For the purpose of these financial statements, tax charges have been calculated on a stand alone basis for Laprolan B.V. These are settled with the parent company through the current account (see note 21).

The reconciliation of the effective tax rate is as follows:

	2010	2009
Profit before taxation	€2,485,642	2569,026
Plus : expenses share ownership plan	—	54,028
Plus : none deductible costs	3,079	4,759
Taxable amount	€2,488,721	2,627,813

Tax on profits	623,624	659,092
Adjustments tax rate (from 25,5% to 25%)	(2,776)	—
Total tax on profits	620,848	659,092

Profit for the financial year	€1,864,794	1,909,934

The Dutch standard tax rate is 25,5%. The effective rate on a stand alone basis is 25,0% (2009: 25,7%). All taxes relate to the current year. Of the total tax on profits EUR 22,306 (2009: EUR 21,145) relates to deferred taxes. Due to the fact that Laprolan B.V. was part of the fiscal unity of Fornix BioSciences N.V. for corporate income tax and VAT purposes until 31 December 2010, it is liable for the tax position of the fiscal unity as a whole.

11	TRANSACTIONS WITH ASSOCIATED PARTIES

During the years 2009 and 2010, the parent company at that time, Fornix BioSciences N.V., has provided services to Laprolan B.V. for Human Resources, IT, Facility, Accounting, Controlling and Reporting by corporate officers and support in the broadest sense by the Board of Directors of the parent company. The value attributed to those services has been reported in the segment reporting in the Fornix group consolidated financial statements and amounts to € 304,430 in 2010 (2009: € 282,608). These costs were administratively never charged to Laprolan B.V. Consequently, they have not been included in these stand alone financial statements.

12	RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

The operating activities of Laprolan B.V. expose it to various types of risk that are associated with its activities . The most important types of financial risks to which Laprolan B.V. is exposed are credit risk, liquidity risk and price risk. Price risk includes market risk, foreign currency risk and interest rate risk.

Credit risk is the risk that a counterparty is unable or unwilling to meet an obligation entered into with Laprolan B.V. The assets that could expose Laprolan B.V. to credit risks are the trade debtors. These are uncollateralised. Both new and existing debtors of some size are tested on their creditworthiness. In case of doubtful debts, the company takes all the initially necessary actions. For the testing on creditworthiness and in case the company’s own actions in recovering threatening bad debts are unsuccessful, the company will use the services of companies which are specialised in recovering bad debts. The degree to which the company is exposed to credit risk is incorporated in the measurement of the trade debtors at year-end. As at balance sheet date there were no significant concentrations of credit risk.

The aging of debtors at the reporting date was:

In euro’s	Gross 2010	Impairment 2010	Gross 2009	Impairment 2009

Not past due	869,392	—	803.315	—
Past due 0 – 30 days	107,505	341	194.542	14,631
Past due 31 – 120 days	4,499	4,499	1.360	1,360
More than one year	160	160	9	9

Total	981,556	5,000	999.226	16,000

Until 31 December 2010, the liquidity management of Laprolan B.V. has been centralised at Fornix BioSciences N.V. Active liquidity management is intended to ensure that the cash at bank and in hand bears interest at the level of deposit interest rates. Fornix BioSciences N.V. holds bank accounts with several financial institutions. The deposit accounts are placed at banks with a minimum A2 status.

The company’s market risk is controlled by actively monitoring developments in the market and accommodating these developments in the inventory levels.

The company is exposed to foreign currency risk on purchases that are denominated in a currency other than its functional currency. The currencies giving rise to this risk are primarily Pounds Sterling (GBP) and American dollars (USD). No hedging instruments are used against currency fluctuations.

Management monitors the foreign exchange developments at periodic intervals and if so required can, on the basis of these developments, decide to cover any exchange risk. During 2010 the company’s transactions in currency other than the respective functional currencies amounted to € 1.1 million (2009: € 1.1 million).

As at 31 December 2010, the company’s creditor’s exposure to foreign currencies amounts to € 140,236 (2009: € 49,197). The foreign currency exposure relates primarily to the Pound Sterling and the American Dollar. An increase or decrease of 1% of the Pound Sterling or the American dollar rate will have a negligible effect on the result of Laprolan B.V. The currency result 2010 amounts to positive € 3,490 (2009: positive € 2,166). These are part of ‘other expenses’ in the statement of earnings.

The total size of the assets and liabilities sensitive to interest rate fluctuations is limited and amounts as at 31 December 2010 € 41,890 (as at 31 December 2009 € 51,165). A decrease of the money market interest rate of 1%, based on the current liquidity position is expected to have little or no impact on finance income.

Fair values

The fair values of financial assets and liabilities approximate or are equal to the carrying amounts shown in the balance sheet.

13	SALES AND DISTRIBUTION RIGHTS

2010
Cost of acquisition:
Balance at 31 December 2009	—
Investments in 2010	500,000
Divestments in 2010	—
Balance at 31 December 2010	500,000

Accumulated amortisation and impairment:
Balance at 31 December 2009	—
Amortisation for 2010	23,679
Divestments in 2010	—
Balance at 31 December 2010	23,679

Book value:
31 December 2010	476,321

31 December 2009	—

The sales and distribution rights relate to the exclusive marketing, sales and distributions rights for the Drymax ® product range in the Netherlands. These rights are depreciated over a seven-year term, which is management’s best estimate of the economic life of these rights.

14	LAND, BUILDINGS AND OTHER

2009	Land and buildings	Other	Total

Cost of acquisition:
Balance at 1 January 2009	1,636,169	506,371	2,142,540

Investments in 2009	—	23,907	23,907
Divestments in 2009	—	63,899	63,899

Balance at 31 December 2009	1,636,169	466,379	2,102,548

2009	Land and buildings	Other	Total

Accumulated depreciation and impairment:
Balance at 1 January 2009	590,606	356,309	946,915

Depreciation for 2009	59,556	42,082	101,638
Divestments in 2009	—	63,899	63,899

Balance at 31 December 2009	650,162	334,492	984,655

Book value:
31 December 2009	986,006	131,887	1,117,983

2010	Land and buildings	Other	Total

Cost of acquisition:
Balance at 31 December 2009	1,636,169	466,379	2,102,548

Investments in 2010	—	17,639	17,639

Balance at 31 December 2010	1,636,169	484,018	2,120,187

Accumulated depreciation and impairment:
Balance at 31 December 2009	650,162	334,492	984,635

Depreciation for 2010	59,556	44,237	103,793

Balance at 31 December 2010	709,719	378,729	1,088,428

Book value:
31 December 2010	926,450	105,289	1,031,739

31 December 2009	986,006	131,887	1,117,983

The value of the land at 31 December 2010 was € 115,737 (2009: € 115,737).

15	DEFERRED TAX ASSETS AND LIABILITIES

Deferred tax is calculated at the nominal rates from 2011 of 25.0% (2010: 25.5%; 2009: 25.5%).

Changes in temporary differences during the financial year:

2009	Balance 1 January 2009	Recognised in profit or loss	Balance 31 December 2009

Employee benefits	1,344	615	1,959

Total deferred tax assets	1,344	615	1,959

Property, plant and equipment	(183,616)	20,530	(163,086)

Total deferred tax liabilities	(183,616)	20,530	(163,086)

Total	(182,272)	21,145	(161,127)

2010	Balance 1 January 2010	Recognised in profit or loss	Balance 31 December 2010

Employee benefits	1,959	992	2,951

Total deferred tax assets	1,959	992	2,951

Property, plant and equipment	(163,086)	21,314	(141,772)

Total deferred tax liabilities	(163,086)	21,314	(141,772)

Total	(161,127)	22,306	(138,821)

The amounts included in the column ‘recognised in profit or loss’ relate to deferred tax assets and liabilities that became current.

16	INVENTORIES

	31 December 2010	31 December 2009	1 January 2009

Goods for resale	1,247,045	1,328,022	979,311

In 2010 € 139,595 (2009: € 153,835) of the inventories was written down as an expense in the income statement.

17	TRADE AND OTHER RECEIVABLES

Trade receivable

Trade receivables include a receivable of € 1,272 (2009:704; 2008: € 1.593) on foreign clients. This amount bears no currency risk. In addition, an item of € 5,000 (2009: € 16,000; 2008:16,000) was deducted for bad debts.

Other receivables

The other receivables include prepayments of € 71,008 (2009: € 84,143; 2008: € 57,411)

18	CASH AND CASH EQUIVALENTS

Cash and Cash equivalents management takes place at parent company level. Surpluses are transferred to the parent company through the current account with the parent (see note 21).

There were a limited numbers of covenants and financial ratios the parent company had to comply with. The parent company complied with these covenants and ratios for the reporting years.

19	SHAREHOLDERS’ EQUITY

As at 31 December 2010 and 2009, the authorised capital amounted to € 90,000 divided into 20,000 ordinary shares. The shares have a nominal value of € 4.50. As at 31 December 2010 and 2009 4,000 shares were issued and fully paid.

20	EMPLOYEE BENEFITS

	31 December 2010	31 December 2009	1 January 2009

Long-service awards	3,983	7,681	5,271

21	RECEIVABLES FROM / DEBTS TO GROUP COMPANIES

The amounts due from and due to the parent company are the net balance of all intercompany transactions during the year, including dividends.

22	TAXES PAYABLE

	31 December 2010	31 December 2009	1 January 2009

Tax on wages	26,981	30,012	35,943

23	OTHER PAYABLES

	31 December 2010	31 December 2009	1 January 2009

Payable raw materials and goods for resale	3,893	1,042	12,961
Personnel costs payable	187,162	278,827	300,484
Other expenses payable	90,055	65,000	63,352

	281,110	344,869	376,797

24	OFF-BALANCE SHEET FINANCIAL COMMITMENTS

Laprolan B.V. has car lease commitments with a maximum residual term of four years. The total obligations amount up to € 113,869 of which € 78,786 is related to the 2011 financial year.

Laprolan B.V. has lease obligations on equipment for a maximum residual term of four years. The total obligations amount to € 44,167 of which € 15,588 is related to the 2011 financial year.

At 31 December 2010 and 2009 no guarantees have been issued to third parties.

25	NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

The cash flow from operating activities corresponds to the financial statements as follows:

	2010	2009

Result from operating activities	2,483,112	2,601,986
Depreciation and amortisation	127,472	101,638
Change in working capital concerning business operations	176,983	10.530

Net cash flow from business operations	2,787,567	2,714,154

26	SUBSEQUENT EVENTS

On 12 January 2011 Fornix BioSciences N.V. announced it signed an agreement under which Rochester Medical Corporation Ltd will take over Laprolan B.V. at a purchase price in cash of EUR 10,350,000 The effective date of the acquisition is 1 January 2011. The transaction has been approved by the shareholders of Fornix BioSciences N.V. in the Extraordinary General Meeting of Shareholders held on March 30, 2011 and was closed on April 7, 2011.

During the years 2009 and 2010, Laprolan B.V purchased goods from Rochester Medical Corporation in its regular course of business for amounts of respectively EUR 228 thousand and EUR 428 thousand.

As a result of the transaction, Laprolan B.V. no longer forms part of the fiscal unity of Fornix BioSciences N.V. with effect from 1 January 2011. Furthermore, a service level agreement has been prepared between Fornix BioSciences and Laprolan B.V. to formalise the services that are rendered but historically were not charged. As a result Laprolan B.V. will pay an amount of approximately EUR 130.000 for the period January 1, 2011 until June 30, 2011.